DEFERRED COMPENSATION PLAN
For Directors of

Emerging Markets Growth Fund, Inc.

(Amended and restated, effective as of April 1, 2011)

1. DEFINITIONS

1.1.Administrator.  An individual designated by CII to process forms and receive Plan related communications from Plan Participants and otherwise assist the Committee in the administration of the Plan.

1.2.The American Funds Group.  The mutual funds advised by CRMC.

1.3.Beneficiary(ies).  The person or persons last designated in writing by a Plan Participant in accordance with procedures established by the Committee to receive the amounts payable under the Plan in the event of the Plan Participant’s death.  A Plan Participant may designate a Primary Beneficiary(ies) to receive amounts payable under the Plan upon the Plan Participant’s death.  A Plan Participant may also name a Contingent Beneficiary(ies) to receive amounts payable under the Plan upon the Participant’s death if there is no surviving Primary Beneficiary(ies).

1.4.Board.  The Board of Directors of Emerging Markets Growth Fund, Inc.

1.5.CII.  Capital International, Inc.

1.6. Committee. The Committee on Directors of the Fund, comprised of Independent Board Members, responsible for oversight and operation of the Plan.

1.7 CRMC. Capital Research and Management Company.

1.8    Date of Crediting.

(i)	With respect to a retainer deferred by a Plan Participant, the Date of Crediting is the first day of the period to which the retainer relates.
(ii)	With respect to a meeting fee deferred by a Plan Participant, the Date of Crediting is the date of the meeting.
(iii)	If any Date of Crediting falls on a Saturday, Sunday or federal holiday, the Date of Crediting will be the first business day following such Saturday, Sunday or federal holiday.
(iv)
Notwithstanding (i) – (iii), with respect to any deferral into the Fund, if any Date of Crediting falls on a day other than an Official Pricing Day, the Date of Crediting will be the next Official Pricing Day.

1.9. Deferred Payment Account.  An account established in the name of the Plan Participant on the books of the Fund.  Such account shall reflect the number of Phantom Shares credited to the Plan Participant under the Plan.  A Deferred Payment Account will be divided into two separate Deferred Payment Accounts.  One account will contain deferrals made prior to January 1, 2005, including any earnings thereon (“pre-2005 deferrals”).  The other account will contain deferrals made on or after January 1, 2005, including any earnings thereon (“post-2004 deferrals”).

1.10.Disabled or Disability.  A Plan Participant is disabled when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

1.11.Exhibit A (“List of Participating Funds”).  List of mutual funds managed by CRMC and CII that have adopted the Plan.

1.12.Exhibit B (“Deferral Election Form”).  A form indicating the compensation to be deferred under the Plan and the timing and manner of distribution.  This form must be filed with the Administrator prior to the first day of the calendar year to which it first applies.  Notwithstanding the foregoing, any person who is first elected or appointed an Independent Board Member of the Fund may file this form before or within 30 days after first becoming an Independent Board Member.

1.13.Exhibit C (“Beneficiary Designation Form”).  A form indicating the beneficiary designations of a Plan Participant.

1.14.Exhibit D (“Rate of Return Election Form”).  A form indicating the percentages of deferrals allocated to the Fund or The American Funds Group.

1.15.Fund.  Emerging Markets Growth Fund, Inc.

1.16.Independent Board Member(s).  Directors or who are not considered “interested persons” of the Fund managed by CII under the Investment Company Act of 1940.

1.17.Official Pricing Day.  The Fund calculates its share price, also called the net asset value or NAV, as of 4:00 p.m. Eastern time (which is the normal close of trading on the New York Stock Exchange), on the last business day of each week, on the last business day of each month, and on such other days as the Board may determine.  The Fund will not calculate NAV on any day during which the New York Stock Exchange has been closed for trading.

1.18.Permissible Payment Event.  A Permissible Payment Event is any one of the following:
(i)
The date specified in Exhibit B by the Plan Participant that is objectively determinable at the time compensation is deferred under the Plan and is at least twenty-four months past the date of the first deferral election made by the Plan Participant; or

(ii)	The date on which the Plan Participant is no longer an Independent Board Member of the Fund; or
(iii)	The date the Plan Participant dies; or
(iv)	The date the Administrator receives notification that the Plan Participant is Disabled; or
(v)	The date the Committee determines that the Plan Participant has an Unforeseeable Emergency; or
(vi)	For pre-2005 deferrals only, a distribution event permissible under the terms of the Plan in effect on January 1, 2004.

1.19.Phantom Shares.  Fictional shares of the Fund or each such fund of The American Funds Group that a Plan Participant has selected in Exhibit D that have been credited to his or her Deferred Payment Account(s).  Phantom Shares of the Fund and each such fund of The American Funds Group shall have the same economic characteristics as actual shares of common stock and Class A shares, respectively, in terms of mirroring changes in net asset value and reflecting corporate actions (including, without limitation, receipt of dividends and capital gains distributions).  However, because Phantom Shares are fictional, they shall not entitle any Plan Participant to vote on matters of any sort, including those affecting the Fund or each such fund of The American Funds Group.

1.20.Plan or Deferred Compensation Plan.  The deferred compensation plan adopted by the Board of the Fund.

1.21.  Plan Participant(s).  An Independent Board Member who has elected to defer compensation under the Plan, or is receiving payments under the Plan in respect of prior service as an Independent Board Member.

1.22.    Redemption Pricing Date.  Shares of the Fund will be redeemed at the price determined as of the close of business (4:00 p.m. Eastern time) on the last business day of the month or on a sooner date if so declared by the Fund.

1.23.Unforeseeable Emergency.  The following events may constitute an Unforeseeable Emergency under the Plan:  (i) severe financial hardship of the Plan Participant or his or her Beneficiary(ies) resulting from illness or accident of the Plan Participant or Beneficiary(ies) and such spouses or dependents of the Plan Participant or Beneficiary(ies); (ii) loss of the Plan Participant’s or Beneficiary(ies)’ property due to casualty or  (iii) similar extraordinary unforeseeable circumstances beyond the control of the Plan Participant or the Beneficiary(ies).  The Committee, in its sole discretion, will determine if the Plan Participant has an Unforeseeable Emergency, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Plan Participant's assets (to the extent the liquidation of such assets would not itself cause an Unforeseeable Emergency).

1.24.Variable Dollar Installment Method.  An  alternative method to a lump-sum available for payments under the Plan other than for reasons of death, Disability or Unforeseeable Emergency. Installments shall be paid annually, or on a quarterly basis in March, June, September and December as elected by the Plan Participant.  The amount of each installment shall be determined for a Deferred Payment Account by multiplying the number of Phantom Shares of the fund(s) allocated to the Deferred Payment Account by a fraction, the numerator of which shall be one and the denominator of which shall be the then remaining number of unpaid installments (including the installment then to be paid), and multiplying the resulting number of Phantom Shares by the net asset value per share of common stock of the Fund on the Redemption Pricing Date for that month, or for a fund of The American Funds Group, by the net asset value per Class A share of each fund on the last business day of the quarter.  To the extent the installment payments include shares of both the Fund and a fund(s) of The American Funds Group, the calculation will be based on the net asset values per share of common stock of the Fund and per Class A shares of each fund of The American Funds Group as determined on the Fund’s Redemption Pricing Date for that month.

A Plan Participant’s Deferred Payment Account subject to the Variable Dollar Installment method shall be adjusted by the amount of each such installment payment by reducing the number of Phantom Shares of each fund credited to the Deferred Payment Account.  These reductions shall occur proportionately so that, with respect to each such fund, the ratio of the value of all Phantom Shares of the fund to the value of the Deferred Payment Account shall remain the same before and after each installment payment.  For this purpose, the net asset value per share of common stock of the Fund on the Redemption Pricing Date for the month, or for a fund of The American Funds Group, the net asset value per Class A share of each fund on the last business day of the quarter, shall be used in calculating pre- and post-payment values.  To the extent the installment payments include shares of both the Fund and a fund(s) of The American Funds Group, the calculation will be based on the net asset values per share of common stock of the Fund and per Class A shares of each fund of The American Funds Group as determined on the Fund’s Redemption Pricing Date for that month.

2. INTRODUCTION

With effect on April 1, 2011, the Fund has adopted, by an affirmative vote of at least a majority of its Board (including a majority of its Board members who are not interested persons of the Fund) this Plan for Independent Board Members.

3. PLAN OVERSIGHT; INTERPRETATION AND AMENDMENT

3.1.Plan Oversight and Operation.  The Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes.  The Committee may utilize the services of the Administrator to conduct routine Plan administration.

3.2.Plan Interpretation and Administration.  The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including, but not limited to, the Fund and any Plan Participant or Beneficiary.  The Committee shall administer such terms and provisions in a uniform and non-discriminatory manner and in full accordance with any and all laws and regulations applicable to the Plan.

3.3Plan Amendment, Acceleration or Termination.  The Committee may at any time at its sole discretion accelerate payment of any unpaid amount for any or all Directors, or recommend to the Board any amendment to or termination of the Plan; provided, however, that no such amendment or termination shall adversely affect the right of Plan Participants to receive amounts previously credited to their Deferred Payment Account.

4. ELECTION TO DEFER PAYMENTS

4.1  Election to Defer.  Pursuant to the Plan, Independent Board Members may elect to have all or any portion of payment of their retainer and/or meeting fees, including board and committee meeting fees, deferred as provided herein.  An Independent Board Member who elects to participate in the Plan shall file executed copies of Exhibits B, C and D with the Administrator.  An Independent Board Member will not be treated as a Plan Participant and no amount will be deferred under the Plan until Exhibits B, C and D are received by the Administrator and determined by the Administrator to be complete and in good order.

4.2.    Current Independent Board Members.  A deferral election made by a Plan Participant who timely files Exhibits B, C and D with the Administrator shall become effective and apply with respect to retainers and meeting fees earned during the calendar year following the filing of the deferral election, and each subsequent calendar year, unless modified or revoked in accordance with the terms of this Plan.  During the period from such filing and prior to the effectiveness of such election, the most recently filed and effective Exhibit B shall apply to all amounts payable to the Plan Participant under the Plan.

4.2.a.    Newly Elected or Appointed Independent Board Members.  Any person who is first elected or appointed an Independent Board Member of the Fund during a calendar year and who timely files Exhibits B, C and D with the Administrator may elect to defer any unpaid portion of (i) the retainer applicable to such calendar year and (ii) the fees for future meetings during such calendar year.  Unless revoked or modified in accordance with the terms of this Plan, a deferral election made pursuant to this paragraph will apply for each subsequent calendar year after the calendar year of the deferral election.

4.3.    Modification or Revocation of an Election to Defer.  A Plan Participant may modify or revoke an election to defer, as to future compensation, effective on the first day of the next calendar year, which modification or revocation shall remain in effect for each subsequent calendar year (until modified or revoked in accordance with the Plan), by filing a new Exhibit B with the Administrator prior to the beginning of such next calendar year.

5. BENEFICIARY DESIGNATION

Each Independent Board Member shall designate in Exhibit C the Primary and, if applicable, Contingent Beneficiary(ies) he or she desires to receive amounts payable under the Plan in the event of the Plan Participant’s death.  A Plan Participant may from time to time change his or her designated Primary or Contingent Beneficiary(ies) without the consent of such Beneficiary(ies) by filing a new Exhibit C with the Administrator.

At the time of death of a Plan Participant, if there is no living designated Primary Beneficiary(ies), the designated Contingent Beneficiary(ies), if any, shall be the Beneficiary.  If there are no living Primary or Contingent Beneficiary(ies), the Plan Participant’s surviving spouse shall be the Beneficiary.  If there is no surviving spouse, the Plan Participant’s estate shall be the Beneficiary.

6. DEFERRED PAYMENT ACCOUNT

6.1.  Crediting Amounts.  A Plan Participant may select the Fund or one or more fund(s) in The American Funds Group in which his or her deferred compensation is invested for purposes of crediting earnings, by filing Exhibit D with the Administrator.  Any compensation deferred by a Plan Participant shall be credited to his or her Deferred Payment Account on the books of the Fund in the form of Phantom Shares of the fund(s) that the Plan Participant has selected.

The number of Phantom Shares credited to a Plan Participant’s Deferred Payment Account shall be the number of whole and fractional Phantom Shares determined by dividing the amount of the deferred compensation invested in the particular fund(s) by the net asset value of the Fund or the net asset value of Class A shares of each such fund of The American Funds Group as of the Date of Crediting.

6.2.Change of Investment Designation.  A Plan Participant may change the designation of the fund(s) in which his or her future deferred compensation is invested by filing a revised Exhibit D with, or by telephoning, the Administrator.  The Administrator will confirm promptly in writing to the Plan Participant any change of investment designation accomplished by telephone.  Any change of investment designation shall be effective only with respect to retainers and meeting fees earned after receipt of such request by the Administrator.  If a request related to the Fund is received after the close of the New York Stock Exchange on an Official Pricing Day, the change in investment designation will be effective on the following Official Pricing Day.  If a request related to a fund(s) of The American Funds Group is received after the close of the New York Stock Exchange, the change in investment designation will be effective on the next business day.

6.3.Exchange Requests.  By contacting the Administrator, a Plan Participant may request to exchange Phantom Shares of one or more funds previously credited to a Deferred Payment Account for Phantom Shares of another fund(s) based on their relative net asset values per share next determined.  The Administrator will confirm promptly in writing to the Plan Participant any exchange request made by telephone.  An exchange request will be effective after receipt of such request by the Administrator.   Exchanges into the Fund will be effective the next Official Pricing Day.  Requests for exchanges out of the Fund must be received in good order at, or prior to, the close of business (5:00 p.m. Pacific time) on the first business day of each month and will be effective on the next Redemption Pricing Date.   If a request related to the Fund is received after the close of the New York Stock Exchange, the exchange will be effective on the following Official Pricing Day. If a request related to a fund(s) of The American Funds Group is received after the close of the New York Stock Exchange, the exchange will be effective on the next business day. No more than 12 exchange requests will be processed each calendar year for all amounts credited under this Plan to any one Plan Participant.  For purposes of this limitation, all exchange requests received by the Administrator in one day shall be treated as one exchange request.

6.4Plan Participant Electing Installment Payout Option under Section 7.4.a. When a Plan Participant elects the limited installment payout option described in Section 7.4.a, all post-2004 deferrals will be exchanged into the appropriate American Funds Target Date Retirement Fund based upon the age of the surviving spouse Beneficiary at the time of the Participant’s death.  Such exchange will occur as soon as administratively practicable from the time that the Plan Administrator is notified of the Plan Participants death. Once this exchange occurs, no further exchanges will be permitted for post-2004 deferrals.

7. TIMING AND MANNER OF PAYMENTS

7.1.           Timing of Payments.  Amounts credited to a Deferred Payment Account under the Plan to a Plan Participant shall be paid to the Plan Participant in accordance with the terms of the Plan only upon the occurrence of a Permissible Payment Event.

7.2.           Manner of Payment – Lump Sum.  Upon the occurrence of a Permissible Payment Event, the amount of payment to a Participant shall be determined by multiplying the number of Phantom Shares of the Fund or each such fund of The American Funds Group that have been allocated to the Plan Participant’s Deferred Payment Account subject to the Permissible Payment Event, by the net asset value per share of common stock of the Fund on the next Redemption Pricing Date or by the net asset value per Class A share of each such fund of The American Funds Group  as of the date of the Permissible Payment Event.  To the extent that the Deferred Payment Account subject to the Permissible Payment Event includes shares of both the Fund and a fund(s) of The American Funds Group, the above calculation will be based on the net asset values per share of common stock of the Fund and per Class A shares of each fund of The American Funds Group as determined on the Fund’s Redemption Pricing Date for that month.

The payment shall be made to the Plan Participant as soon as administratively practicable.

7.3.           Alternative Payment Method.  A Plan Participant entitled to payment for reasons other than death, Disability or Unforeseeable Emergency, may elect, instead of a lump-sum payment, to receive annual or quarterly installment payments as specified by the Plan Participant in Exhibit B.

The Plan Participant may elect the Variable Dollar Installment Method for a period not to exceed thirty (30) years.  Once installment payments begin under this method, they cannot be stopped, except in case of death, Disability or Unforeseeable Emergency.  Under the Variable Dollar Installment Method, the first payment to a Plan Participant shall be calculated in accordance with section 1.24 during the last month of the calendar quarter that contains the Permissible Payment Event.  This first payment shall be made to the Plan Participant as soon as administratively practicable thereafter.  Subsequent payments shall be made as soon as administratively practicable in future calendar quarters or years, consistent with the Plan Participant’s election of either quarterly or annual installments.

The right to a series of installment payments under the Plan shall be treated as a right to a series of separate payments.

7.4.           Death of Plan Participant.  If the Plan Participant dies at any time before all amounts in his or her Deferred Payment Account have been paid, such remaining amounts shall be paid in a lump-sum to the Plan Participant’s Beneficiary(ies).

7.4.a.Optional Payment Method upon Death for Post-2004 Deferrals.  With respect to post-2004 deferrals under the Plan, a Plan Participant may elect for his or her spouse Beneficiary to receive any remaining installment payments due the Plan Participant at his or her death if all four of the following conditions are met:

(i)The spouse was married to the Plan Participant at the time of the Plan Participant’s death.
(ii)The spouse was designated as the sole Beneficiary under the Plan.

(iii)At the time of the Plan Participant’s death, the timing and manner of distribution election in effect for such Plan Participant was one of the alternative payment methods described in Section 7.3 of the Plan.

(iv)The Plan Participant had begun receiving installment payments described under Section 7.3 of the Plan at the time of his or her death.

An election under this Section 7.4.a must be made at least 12 months before the first scheduled payment under the Plan Participant’s current timing and manner of payment designation.

All installment payments made to a spouse Beneficiary under this section will be made under the same timing and manner of payment election made by the Plan Participant and in effect at the time of the Plan Participant’s death.  No changes to the timing or manner of payment will be permitted.

If the spouse Beneficiary dies while there are still post-2004 account balances in the Plan, all remaining post-2004 account balances will be paid to the estate of the spouse Beneficiary as soon as administratively practicable from the time that the Plan Administrator is notified of the spouse Beneficiary’s death.

7.5.Disability of Plan Participant.  In the event the Plan Participant shall become Disabled before all amounts credited to the Plan Participant’s Deferred Payment Accounts have been paid to him or her, such remaining amounts shall be paid in a lump sum to the Plan Participant.

7.6.Unforeseeable Emergency.  If the Committee determines that the Plan Participant has an Unforeseeable Emergency, the Committee may make a lump sum payment to the Plan Participant from his or her Deferred Payment Account in an amount not to exceed the amount necessary to satisfy the emergency need plus any taxes that may be owed on the payment.  In the event the payment is less than the value of the Plan Participant’s Deferred Payment Account, the Deferred Payment Account shall be reduced proportionately so that, with respect to each such fund, the ratio of the value of all Phantom Shares of the fund to the value of the Deferred Payment Account shall remain the same before and after payment.

7.7.    Modification or Revocation for Post-2004 Deferrals.  A Plan Participant’s designation as to timing and manner of payments of post-2004 deferrals under the Plan may be modified or revoked by filing a written election with the Administrator.  Such designation will not be effective for at least 12 months.  To be valid the new designation must (i) be made at least 12 months before the first scheduled payment under the current designation and (ii) delay the first payment by at least 5 years from the date the first payment would otherwise have been made under the current designation. No other modification of the designation as to the timing or manner of payment will be valid.

7.7.a.           Special Transition Rule.  Under the U.S. Treasury transition relief that extends through December 31, 2008 (or such later date as may be included in further Treasury guidance) a Plan Participant may change the timing or manner of payment of post-2004 deferrals without regard to the limitations described in paragraph 7.7.  A Plan Participant may not, however, change the timing of payment with respect to deferrals that would have been paid in the year that he or she uses the transition relief.  Furthermore, a Plan Participant may not accelerate post-2004 deferrals into the year that he or she takes advantage of the transition relief.

7.8.    Modification or Revocation for Pre-2005 Deferrals.  A Plan Participant’s designation as to timing and manner of payments of pre-2005 deferrals under the Plan may be modified or revoked by filing a written election with the Administrator.  However, any subsequent designation that would result in a change in the timing of a payment under the Plan or a change in the manner of payments under the Plan shall not be effective unless such subsequent designation is made not less than 12 months prior to the date of the first scheduled payment under the Plan.  With respect to such pre-2005 deferrals, the Committee may, in its sole discretion, accelerate the payment of any pre-2005 deferral.

8.  MISCELLANEOUS

8.1.Purchase of Underlying Shares.  To the extent a Plan Participant’s Deferred Payment Account has been credited with Phantom Shares of a fund other than the Fund, the Fund may, but shall not be obligated to, purchase and maintain Class A shares of such other fund in amounts equal in value to such Phantom Shares.

8.2.Unsecured Promise to Pay.  Amounts credited to a Plan Participant’s Deferred Payment Account under this Plan shall not be evidenced by any note or other security, funded or secured in any way.  No assets of the Fund (including, without limitation, shares of other funds) shall be segregated for the account of any Plan Participant (or Beneficiary), and Plan Participants (and Beneficiaries) shall be general unsecured creditors for payments due under the Plan.

8.3.Withholding Taxes.  The Administrator shall deduct, any federal, state or local taxes and other charges required by law to be withheld.

8.4.Statements.  The Administrator shall furnish to each Plan Participant a statement showing the balance credited to his or her Deferred Payment Account at least annually.

8.5.Assignment.  No amount in a Plan Participant’s Deferred Payment Account may be assigned or transferred by the Plan Participant except by will or the law of descent and distribution.

8.6.Governing Law; Severability.  The Plan shall be construed, governed and administered in accordance with the laws and regulations of the United States Treasury Department and the State of California.  The Plan is subject to applicable law and regulation and, in the event of changes in such law or regulation, shall be construed and applied in a manner in which the intent of its terms and provisions are best preserved.  In the event that one or more provisions of the Plan are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

Executed at Los Angeles, California on the 3rd day of March, 2011.

EMERGING MARKETS GROWTH FUND, INC.

/s/ Victor D. Kohn_____________
Victor D. Kohn
President and Chief Executive Officer

/s/ Laurie D. Neat_____________
Laurie D. Neat
Secretary

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EXHIBIT A

LIST OF PARTICIPATING FUNDS

AMCAP Fund	Limited Term Tax-Exempt Bond Fund of America
American Balanced Fund	The New Economy Fund
American Funds Fundamental Investors	New Perspective Fund, Inc.
American Funds Global Balanced Fund	New World Fund, Inc.
American Funds Money Market Fund	Short-Term Bond Fund of America
American Funds Mortgage Fund	SMALLCAP World Fund, Inc.
American Funds Short-Term Tax-Exempt Bond Fund	The Tax-Exempt Bond Fund of America
American Funds Tax-Exempt Fund of New York	The Tax-Exempt Fund of California
American High-Income Municipal Bond Fund	The Tax-Exempt Fund of Maryland
American High-Income Trust	The Tax-Exempt Fund of Virginia
American Mutual Fund, Inc.	U.S. Government Securities Fund
The Bond Fund of America, Inc.	Washington Mutual Investors Fund
Capital Income Builder	American Funds 2055 Target Date Retirement Fund
Capital World Bond Fund	American Funds 2050 Target Date Retirement Fund
Capital World Growth and Income Fund, Inc.	American Funds 2045 Target Date Retirement Fund
Emerging Markets Growth Fund, Inc.	American Funds 2040 Target Date Retirement Fund
EuroPacific Growth Fund	American Funds 2035 Target Date Retirement Fund
The Growth Fund of America, Inc.	American Funds 2030 Target Date Retirement Fund
The Income Fund of America	American Funds 2025 Target Date Retirement Fund
Intermediate Bond Fund of America	American Funds 2020 Target Date Retirement Fund
International Growth and Income Fund	American Funds 2015 Target Date Retirement Fund
The Investment Company of America	American Funds 2010 Target Date Retirement Fund

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EXHIBIT B

1
Deferral Election Form

I am a participant in the Deferred Compensation Plan for Independent Board Members of Emerging Markets Growth Fund, Inc. and I wish my compensation from Board service to be deferred as follows:

I elect to defer the following portion of my compensation:

• Annual retainer as an Independent Board Member:                                                                                                   %

• Board and Committee meeting fees as an Independent Board Member:                                                                  %

I understand that, to be effective, this election must be filed with the Administrator of the Plan prior to the first day of the first calendar year to which it applies, except as provided in Section 4.2.a. of the Plan.  Once effective, this election will continue until revoked or modified in accordance with the terms of the Plan.

I hereby specify that I shall be entitled to payment of my deferred compensation upon the occurrence of either Permissible Payment Event indicated in the corresponding box (check one), or any other Permissible Payment Event:

    ❑ The date on which I am no longer an Independent Board Member of the Fund; or

    ❑ The following date which is objectively determinable at the time my compensation is deferred and is at least twenty four months past the date of the first deferral election made by me (cannot be an “event”):

I hereby specify that payments from my Deferred Payment Account for the fund(s) listed above be made beginning within thirty (30) days of the close of the calendar quarter containing the Permissible Payment Event (outlined above):
❑ In a single lump sum payment; OR ❑ In annual ❑ In quarterly variable dollar installment payments over a period of ❑ 5 years ❑ 10 years ❑ 15 years ❑ years (not to exceed 30);

Name (please print)                                                                                                         Date

 ____________________
Signature                                                                                                                       SSN or ITIN

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 EXHIBIT C

2
Beneficiary Designation Form

I hereby designate the following beneficiary(ies) to receive any death benefit payable on account of my participation in the Deferred Compensation Plan for Independent Board Members of
Emerging Markets Growth Fund, Inc.

Primary Beneficiary(ies):

1. Name:                                                                           % Share:
         Address:
         Relationship:
         Date of Birth:                                                      Social Security #:
         Trust Name and Date (if beneficiary is a trust):
         Trustee of Trust:

2. Name:                                                                                      % Share:
         Address:
         Relationship:
         Date of Birth:                                                                 Social Security #:
         Trust Name and Date (if beneficiary is a trust):
         Trustee of Trust:

Contingent Beneficiary(ies):

1. Name:                                                                           % Share:
         Address:
         Relationship:
         Date of Birth:                                                      Social Security #:
         Trust Name and Date (if beneficiary is a trust):
         Trustee of Trust:

2. Name:                                                                           % Share:
         Address:
         Relationship:
         Date of Birth:                                                      Social Security #:
         Trust Name and Date (if beneficiary is a trust):
         Trustee of Trust:

I understand that payment will be made to my Contingent Beneficiary(ies) only if there is no surviving Primary Beneficiary(ies).

Participant’s Name (please print)                                                                                                                                Date

Participant’s Signature

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EXHIBIT D

3
Rate of Return Election Form
I am a participant in the Deferred Compensation Plan for Independent Board Members of
Emerging Markets Growth Fund, Inc. and I wish my compensation from Board service to be invested as follows:

With respect to future earnings, I hereby elect to have amounts credited to my Deferred Payment Account(s) for the fund(s) listed above:	FUNDS	% ALLOCATION
	AMCAP Fund	%
	American Balanced Fund	%
	American Funds Fundamental Investors	%
	American Funds Global Balanced Fund	%
	American Funds Money Market Fund	%
	American Funds Mortgage Fund	%
	American Funds Short-Term Tax-Exempt Bond Fund	%
	American Funds Tax-Exempt Fund of New York	%
	American High-Income Municipal Bond Fund	%
	American High-Income Trust	%
	American Mutual Fund, Inc.	%
	The Bond Fund of America, Inc.	%
	Capital Income Builder	%
	Capital World Bond Fund	%
	Capital World Growth and Income Fund, Inc.	%
	Emerging Markets Growth Fund, Inc.	%
	EuroPacific Growth Fund	%
	The Growth Fund of America, Inc.	%
	The Income Fund of America	%
	Intermediate Bond Fund of America	%
	International Growth and Income Fund	%
	The Investment Company of America	%
	Limited Term Tax-Exempt Bond Fund of America	%
	The New Economy Fund	%
	New Perspective Fund, Inc.	%
	New World Fund, Inc.	%
	Short-Term Bond Fund of America	%
	SMALLCAP World Fund, Inc.	%
	The Tax-Exempt Bond Fund of America	%
	The Tax-Exempt Fund of California	%
	The Tax-Exempt Fund of Maryland	%
	The Tax-Exempt Fund of Virginia	%
	U.S. Government Securities Fund	%
	Washington Mutual Investors Fund	%
	American Funds 2055 Target Date Retirement Fund	%
	American Funds 2050 Target Date Retirement Fund	%
	American Funds 2045 Target Date Retirement Fund	%
	American Funds 2040 Target Date Retirement Fund	%
	American Funds 2035 Target Date Retirement Fund	%
	American Funds 2030 Target Date Retirement Fund	%
	American Funds 2025 Target Date Retirement Fund	%
	American Funds 2020 Target Date Retirement Fund	%
	American Funds 2015 Target Date Retirement Fund	%
	American Funds 2010 Target Date Retirement Fund	%

I have read and understand this Rate of Return Election Form.  I understand that earnings credited to my Deferred Payment Account under the Plan in accordance with this Form shall be credited in the form of Phantom Shares rather than actual shares.  I further state that I have reviewed the prospectus for each designated mutual fund.

Name (please print)                                                                                                                                Date

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